                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------


     This EMPLOYMENT AGREEMENT (the "Agreement"), made effective this 1st day of May, 1998, is entered into by Physicians Quality Care, Inc., a Delaware corporation with its principal place of business at 950 Winter Street, Suite 2410, Waltham, MA 02154 (the "Company"), and Alphonse F. Calvanese, MD ("Dr. Calvanese") of Springfield, Massachusetts. The Company recognizes that the future growth, profitability and success of the business of the Company will be enhanced by the employment of Dr. Calvanese. The Company desires therefore to secure the benefit of Dr. Calvanese's experience and ability. In order to retain the services of Dr. Calvanese, the Company desires to offer him a compensation package which recognizes the significance of his individual contributions to the future growth, profitability and success of the Company and allows him to share in the same while allowing him to draw a salary commensurate with his knowledge and experience.

     THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Employment.  The Company agrees to employ Dr. Calvanese, and he
          ----------
accepts employment with the Company, upon the terms and subject to the conditions set out here.

     2.   Term.  The term of this Agreement (the "Term") shall commence on May
          ----
1, 1998 (the "Commencement Date"), and shall continue in effect for a period of 48 months, expiring April 30, 2002 unless extended by mutual agreement. In the event this Agreement is not renewed for a term of at least one year, Dr. Calvanese will receive severance of $150,000 plus $50,000 if his position as President of Medical Care Partners, PC is terminated concurrently (i.e. within 30 days) with non renewal of this Agreement or Dr. Calvanese resigns his position as

President of Medical Care Partners, PC concurrently (i.e. within 30 days) with non renewal of this Agreement. Severance under this section shall be paid in 12 equal installments beginning May 1, 2002.

     3.   Position.  The Company and Dr. Calvanese agree that, subject to the
          --------
provisions of this Agreement and subject to the direction of the Chief Executive Officer and the Board of Directors of the Company (the "Board"), the Company shall, during the Term, employ Dr. Calvanese; and Dr. Calvanese shall serve as Chief Medical Officer of the Company. During the Term also, the Company agrees to nominate Dr. Calvanese for election as Chief Medical Officer and Director of the Company at all elections of officers and Directors unless Dr. Calvanese declines to stand for election. Dr. Calvanese shall report directly to the Chief Executive Officer of the Company and the Board and shall be subject to the supervision of and shall have such authority as is set out in the bylaws and as is delegated to him by the Chief Executive Officer and the Board which shall include, but not be limited to, those activities set forth in Exhibit A, attached and incorporated as part of this Agreement.

     Dr. Calvanese accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Chief Executive Officer of the Company or the Board shall from time to time reasonably assign to him. Dr. Calvanese agrees to abide by the written rules, regulations, instructions, personnel practices and policies of the Company and any changes thereto which may be adopted from time to time by the Company.

     It is understood and agreed that Dr. Calvanese will reside in Springfield, Massachusetts but that his responsibilities under this Agreement will require travel throughout the Company's services areas. Dr. Calvanese will not be required to relocate from Springfield.

     4.   Additional Duties.  In addition to his duties as Chief Medical Officer
          -----------------
of the Company, Dr. Calvanese shall serve also as President of Medical Care Partners, PC for so long as he is elected to that position in accordance with the bylaws of the professional association. Additionally, Dr. Calvanese shall serve as a member of the Joint Policy Board established under the Services Agreement between Physicians Quality Care, Inc. and Medical Care Partners, PC as a nominee of the Company. Subject to consent of Medical Care Partners, PC for Dr. Calvanese's responsibilities under this Agreement, he shall continue to engage actively in the practice of medicine with Medical Care Partners, PC. Finally, the Company will ensure that Dr. Calvanese has sufficient administrative support to carry out his responsibilities under this Agreement.

     5.   Compensation.  As compensation for Dr. Calvanese's employment and his
          ------------
additional duties as set out in sections 3 and 4 above, the Company shall pay Dr. Calvanese an annual base salary of $50,000 or such greater amount as the Board may approve from time to time, payable in bi-weekly installments. The Company shall automatically and retroactively increase Dr. Calvanese's annual base salary under this Agreement to the extent necessary that his total annual earnings under his physician employment agreement with Medical Care Partners, PC, under this Agreement, and for his services as President of Medical Care Partners, PC shall be at least $430,000; provided, however, that the maximum annual base salary paid by the Company under this Agreement shall be limited to $250,000. Dr. Calvanese's performance will be reviewed annually by the Chief Executive Officer in consultation with the Board of Directors, and Dr. Calvanese will be considered for an increase in his base salary as part of each annual review.

     6.   Accounting.  It is understood and agreed that Dr. Calvanese's
          ----------
compensation under this Agreement shall be accounted for as additional revenue which is independent of his medical practice revenues under his employment agreement with Medical Care Partners, PC.

     7.   Benefits.  Upon meeting all applicable eligibility requirements, Dr.
          --------
Calvanese shall be entitled to such other benefits, compensation or rights as are generally made available to members of senior management of the Company including, without limitation, sick pay, participation in any medical, disability, retirement and dental insurance plans that may be adopted by the Company and participation in equity incentive plans, including stock option plans, of the Company. To the extent any benefit referenced in this section requires a length of service or vesting requirement, Dr. Calvanese shall be credited with service to the Company from and after September 1, 1996.

     8.   Vacation.  Dr. Calvanese shall be entitled to four weeks of paid
          --------
vacation and one week of continuing education each year during the Term. If Dr. Calvanese does not utilize all vacation or continuing education time in the year earned, the unused vacation time in any year shall not carry over to the next year.

     9.   Expenses.  The Company shall reimburse Dr. Calvanese for all
          --------
reasonable travel, entertainment and other expenses incurred or paid by Dr. Calvanese in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by Dr. Calvanese of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Chief Executive Officer or the Board. It is understood and agreed also that the Company shall pay Dr. Calvanese's reasonable legal expenses associated with negotiation of this Agreement, not to exceed $5,000.

     10.  Restricted Stock Option Award.  Pursuant to the Company's right to
          -----------------------------
repurchase and right to restrict transfer in accordance with a Stock Restriction Agreement between the parties:

          (1) The Company shall issue 500,000 options for shares of Common Stock to Dr. Calvanese on May 1, 1998 at a purchase price of $3.00 per share and subject to vesting during the Term. The first allocation of 300,000 shares shall vest on the effective date of this Agreement while the remaining allocations shall vest in equal shares of 100,000 each on April 30, 1999 and April 30, 2000, subject to the terms and provisions of the Stock Restriction Agreement.

          (2) It is expressly understood and agreed that the options granted under sub-section (a) above are in addition to 300,000 vested options granted to Dr. Calvanese during 1997 at a purchase price of $2.50 per share.

          (3) The Company agrees that the options to purchase the Company's Common Stock referred to in subsections (a) and (b) above are subject to the following terms and conditions:

              (1) Upon termination of this Agreement for any reason prior to April 30, 2002, all vested options, including all options which vest at termination, if not previously exercised by Dr. Calvanese, shall expire at the
                                                                 ------
later of October 1, 2002 or 27 months from the effective date of termination of this Agreement and may be exercised by Dr. Calvanese at any time or times prior to the expiration date, in whole or in part. Prior to such date, the vested options shall not terminate for any reason whatsoever, including death, disability, or termination of employment. Upon expiration of this initial term of this Agreement, all vested options, if not previously exercised by Dr. Calvanese, shall expire after 27 months and may be exercised by Dr. Calvanese at any time or times prior to the expiration date, in whole or in part. Prior to such date, the vested options shall not terminate for any reason whatsoever, including death, disability, or termination of employment.

              (2) All options and any shares represented thereby upon exercise of the options shall be irrevocable, shall be subject to the terms of the Stock Restriction Agreement of even date, and shall not be subject to the terms of the Stockholders Agreement between the Company and Dr. Calvanese dated August 30, 1996. All vested options may be transferred to any Permitted Transferee of Dr. Calvanese as such term is defined in the Stock Restriction Agreement.

              (3) In the event of any change in the Company's Common Stock, the Company and Dr. Calvanese shall make appropriate adjustments to the kind and number of options granted to Dr. Calvanese and the price per share of the stock subject to the options.

     11.  Discharge of Dr. Calvanese Without Cause or Termination by Dr.
          --------------------------------------------------------------
Calvanese With Good Reason.
--------------------------

          (1) At any time prior to expiration of the Term, the Board may terminate Dr. Calvanese's employment without Cause, and Dr. Calvanese may terminate his employment with

Good Reason (as defined in Subsection (b) of this Section 11), subject to payment by the Company of the severance amounts set forth in Subsections (c) and
(d) of this Section 11.

          (2) For purposes of this Section 11, Good Reason shall mean:

              (1) without Dr. Calvanese's express written consent, the assignment to Dr. Calvanese of any duties materially inconsistent with the offices held hereunder, or a material alteration or diminution in the nature or status of his responsibilities; or an adverse and material alteration in his reporting responsibilities, titles or offices, or any removal of him or failure to reelect him to any of such positions or any pattern or practice of harassment or embarrassment or other offensive conduct by or at the direction of the Company's management, which conduct is designed, intended, or has the effect of undermining Dr. Calvanese's position or authority with the Company or provoking his resignation;

              (2) any reduction in Dr. Calvanese's annual base salary or a material reduction in fringe benefits in effect on the effective date or as the same may be increased during the Term;

              (3) any material breach by the Company of this Agreement which the Company fails to correct within 30 working days after receiving written notice thereof;

              (4) after written notice to and consultation with the Company, a determination by Dr. Calvanese that the requirements of his position and duties under sections 3 and 4 of this Agreement are inconsistent with his practice of medicine within Medical Care Partners, PC and provided that he shall be willing and able to return to full time practice of medicine within Medical Care Partners, PC.

          (3) In the event Dr. Calvanese is discharged by the Company without Cause or Dr. Calvanese terminates his employment with Good Reason under subsection b., the Company shall pay Dr. Calvanese severance equal to the
                                                                      ---
greater of:
----------

          1) severance for two years at the annual rate of $150,000 plus $50,000 each year during the severance period if Dr. Calvanese's position as President of Medical Care Partners, PC is terminated concurrently (i.e. within 30 days) with termination of employment under this section 11(c) or Dr. Calvanese resigns his position as President of Medical Care Partners, PC concurrently (i.e. within 30 days) with termination of employment under this section 11(c); or

          2) severance at the annual rate set out above for the remaining term of this Agreement otherwise in effect but for discharge or resignation under this section 11(c).

In the event Dr. Calvanese's employment is terminated under this Section 11, all stock options issued under this Agreement shall vest on the termination date. Dr. Calvanese shall then have an immediate right to receive all shares of such stock upon payment of the purchase price in accordance with the Stock Restriction Agreement and section 10 of this Agreement.

          (4) Severance payments pursuant to Section 11(c) shall be paid as follows:

               (1) a lump sum payment shall be made within 30 days of termination and shall be equal to the first six months of the severance amount; and

               (2) beginning 60 days after termination, 18 equal monthly severance payments shall be made for the balance of the severance amount and provided that such payments shall accelerate and remaining payments shall be paid in a lump sum in the event any payments thereunder are overdue by more than 15 business days on more than two occasions.

          (5) The parties hereto expressly acknowledge and agree that the severance amounts payable to Dr. Calvanese upon a discharge or termination as specified in this Section 11 will constitute full, reasonable and adequate compensation for any such termination and that the payment of such compensation and benefits shall fully satisfy and discharge any and all obligations of the Company to Dr. Calvanese in connection with such termination.

     12.  Termination By Dr. Calvanese Without Cause.  Dr. Calvanese may
          ------------------------------------------
terminate his employment without cause and without Good Reason, provided he first gives the Company a written notice of intent to terminate at least 90 days prior to the effective date of any such termination. All rights of Dr. Calvanese under this Agreement shall terminate upon the effective date of the termination of employment; provided, however, the Company shall pay Dr.
                           --------  -------
Calvanese any base salary earned through the effective date of the termination and a pro rata share of any Officer Incentive Bonus earned during the calendar
      --- ----
year in which the termination of employment occurs. This payment shall be made five business days prior to the effective date of termination.

     13.  Discharge of Dr. Calvanese For Cause.
          ------------------------------------
          (1) Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to terminate Dr. Calvanese's employment for Cause (as defined in Subsection (b) of this Section 13) by giving to Dr. Calvanese written notice of such termination as of a date (not earlier than 10 days after such notice) to be specified in such notice, and his employment hereunder shall terminate on the date so specified.

          (2) For purposes of this Section 13, "Cause" shall mean (i) Dr. Calvanese's material failure to perform his duties with the Company as set out in Exhibit A (other than any such failure resulting from his incapacity due to physical or mental illness or injury or any such actual or anticipated failure after the issuance of a notice by Dr. Calvanese of termination for Good Reason), which is not remedied within 30 days as specified in a written demand for performance; (ii) intentional misconduct materially and demonstrably injurious to the Company, or (iii) Dr. Calvanese's conviction of a felony or of fraud or embezzlement of the Company's property. For purposes of this Agreement, Dr. Calvanese's employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of the Company at a meeting called and held for this purpose, and after reasonable written notice to Dr. Calvanese and an opportunity for him, together with his counsel, to be heard by the Board.

          (3) In the event this Agreement is terminated under Section 13(b)(i), Dr. Calvanese will receive severance equal to his annual base salary then in effect, payable in 12 equal monthly installments beginning 30 days after termination of this Agreement and provided that such installment payments shall accelerate and remaining payments shall be paid in a lump sum in the event any payments thereunder are overdue by more than 15 business days on more than two occasions.

     14.  Termination In the Event of Disability or Death.
          -----------------------------------------------
          (1)  Disability.  In the event that Dr. Calvanese shall fail, because
               ----------
of illness or injury, to render the services contemplated by this Agreement for six consecutive calendar months or for shorter periods aggregating 180 or more business days in any twelve (12) month period, the Company shall have the right to terminate Dr. Calvanese's employment by giving to Dr. Calvanese written notice of termination. In the event Dr. Calvanese's employment is terminated within the meaning of this
Section 14(a), Dr. Calvanese shall receive his salary at the rate provided in
Section 5 and any other compensation and benefits provided in Sections 7, 8, and 9 to the effective date of such termination. Such termination pursuant to this
Section 14(a) shall not affect any rights which Dr. Calvanese may have at the time of termination pursuant to any insurance or other death benefit, bonus, retirement, severance pay or stock award plans or arrangements of the Company, or any equity incentive plan or any restricted stock award or options thereunder, which rights shall continue to be governed by the terms and provisions of any such plans and agreements.

          (2) Death.  This Agreement in all other respects will terminate upon
              -----
the death of Dr. Calvanese except for the payment of Dr. Calvanese's base salary at the rate provided in Section 5 and any other compensation and benefits provided in sections 7, 8, and 9 to the date of his death.

     15.  Termination in the Event of a Change of Control.
          -----------------------------------------------
          (1) In the event a Change in Control (as defined in Subsection (b) below) shall occur during the Term and Dr. Calvanese's employment with the Company is subsequently terminated or terminates for any reason within 120 days after such Change in Control other than by reason of (i) disability or death or
(ii) termination by the Company for Cause pursuant to section 13(b)(ii) or 13(b)(iii) or (iii) termination by Dr. Calvanese for other than Good Reason,

Dr. Calvanese shall be entitled to receive the payments as set forth in Subsections (c) and (d) of Section 11 and the vesting of all outstanding Shares.

          (2) A "Change in Control" shall occur or be deemed to occur if any of
                 -----------------
the following events occur:

              (1) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided
                                                                     --------
however, that for purposes of this subsection (i), the following acquisitions
-------
shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

              (2) Individuals who, as of the Commencement Date, constitute the Board (as of such date, the Incumbent Board) cease for any reason to constitute
                            ---------
at least a majority of the Board; provided however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the

Incumbent Board, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) the stockholders of the Company approve a reorganization, merger or consolidation of the Company with any other corporation or the sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business
                                       ------
Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business combination (including, without limitation, a corporation which as a result of such transaction owns the company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding company Voting Securities immediately prior to-such Business Combination, (B) no Person excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or

               (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (3) In the event that Dr. Calvanese's employment is terminated under this Section 15, all options to purchase the Company's Common Stock granted under this Agreement shall vest on the termination date. Dr. Calvanese shall then have the full and immediate right to receive all such shares upon full payment of the purchase price.

     16.  Indemnification.  The Company hereby agrees to indemnify Dr. Calvanese
          ---------------
in his capacity as an officer of the Company to the full extent permitted by Delaware law and the Company's restated articles of incorporation.

     17.  Non-Compete.
          -----------

          (1) So long as Dr. Calvanese is employed by the Company and for a period of two years after the termination or expiration of his employment, he will not directly or indirectly: (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage directly or indirectly in any business or entity in Massachusetts which operates, develops or manages physician practice management entities to the extent such engagement assists through a management position such business or entity in directly and substantially competing with the business conducted by the Company in Massachusetts; or (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or
(iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage in Massachusetts of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by Dr. Calvanese while employed by the Company. Nothing in this Agreement shall restrict Dr. Calvanese's right to practice medicine or treat patients.

          (2) If any restriction set forth in this Section 17 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (3) The restrictions contained in this Section 17 are necessary for the protection of the business and goodwill of the Company and are considered by Dr. Calvanese to be reasonable for such purpose. Dr. Calvanese agrees that any breach of this Section 17 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

          (4) Notwithstanding anything in this section to the contrary, the restrictions of this section 17 shall not apply in the event Dr. Calvanese's employment is terminated under section 11(b) or 15(a).

     18.  Proprietary Information and Developments.
          ----------------------------------------

          (1)  Proprietary Information.
               -----------------------
               (1) Dr. Calvanese agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists and contracts with or knowledge of customers or prospective customers of the Company. Dr. Calvanese will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by Dr. Calvanese.

               (2) Dr. Calvanese agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by Dr. Calvanese or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Dr. Calvanese only in the performance of his duties for the Company.

               (3) Dr. Calvanese agrees that his obligation not to disclose or use information, know-how and records of the types set forth in Subsection (a) of this Section 18, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Dr. Calvanese in the course of the Company's business.

          (2)  Developments.
               ------------

               (1) Dr. Calvanese will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by Dr. Calvanese or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

               (2) Dr. Calvanese agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

     Subsection (b) of this Section 18 shall not apply to any intellectual work which is not related to the present or planned business or research and development of the Company and which is made and conceived by Dr. Calvanese outside work and not on the Company's premises and not using the Company's tools, devices, equipment, intellectual property, or Developments.

               (3) Dr. Calvanese agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments - all at the Company's expense. Dr. Calvanese shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

          (3) Other Agreements.  Dr. Calvanese hereby represents that he is not
              ----------------
bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Dr. Calvanese further represents that his performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

     19.  Assignment.  Neither this Agreement nor any rights or benefits
          ----------
hereunder shall be subject to execution, attachment or similar process; nor may this Agreement or any rights or benefits hereunder be assigned, delegated, transferred, pledged or hypothecated, without the written consent of both parties hereto, and any such assignment, delegation, transfer, pledge, hypothecation, execution, attachment or similar process shall be null and void.

     20.  Successors; Binding Agreement; Authorization
          --------------------------------------------

          (1) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly in writing and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement prior to the effectiveness of succession shall be a breach of this Agreement. As used in this Agreement, "the Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (2) This Agreement shall inure to the benefit of and be enforceable by Dr. Calvanese's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Any amounts payable by the Company to Dr. Calvanese after the date of his death, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there is no such designee, to his estate. Nothing contained in this Agreement shall be deemed to relieve the Company of its obligations hereunder in the event of any assignment of this Agreement.

          (3) Execution and delivery of this Agreement on behalf of the company and the grant of all options contained herein have been fully authorized and approved by all requisite corporate action of the company and all required consents from stockholders and other third parties have been obtained by the Company.

     21.  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     22.  Notices.  All notices, requests, demands and other communication
          -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by

United States Postal Service, prepaid, to the parties or their permitted assignees at the Company, in the case of the Company, 950 Winter Street, Suite 2410, Waltham, Massachusetts 02154, with a copy to Edward J. Dailey, Esq., Bromberg & Sunstein LLP, 125 Summer Street, Boston, Massachusetts 02110 or such address as shall constitute the Company's headquarters and in the case of Dr. Calvanese at the last address shown in the human resources records of the Company, with a copy to James S. Jacobs, Esq., Jacobs & Dembert, PA, One South Street, Suite 1910, Baltimore, Maryland 21202-3201. The date of personal delivery or the third business day following the date of mailing shall be deemed to be the date of such notice, demand or communication.

     23.  Waiver and Modification.  Any waiver, alteration or modification of
          -----------------------
any of the terms of this Agreement shall be valid only if made in writing and signed by the parties. Each party from time to time may waive any of his or its rights without affecting a waiver with respect to any subsequent occurrences or transactions.

     24.  Entire Agreement.  This Agreement constitutes and embodies the entire
          ----------------
understanding and agreement of the parties and, except as otherwise provided here, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the employment of Dr. Calvanese by the Company.

     25.  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the Commonwealth of Massachusetts, except where Federal law governs and except as the corporate laws of the State of Delaware govern indemnification.

     26.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

     27.  No Mitigation.  In no event shall Dr. Calvanese be obligated or
          -------------
required in any fashion to seek other employment, set off income or earnings from any source, or otherwise mitigate or reduce severance amounts payable under this Agreement.

This Agreement has been executed in duplicate by Alphonse F. Calvanese, MD and Physicians Quality Care, Inc. by Eugene M. Bullis, Senior Vice President and Chief Financial Officer.



/s/ Alphonse F. Canvense                 /s/ Eugene M. Bullis
---------------------------              ---------------------------------
Alphonse F. Calvanese, MD                Eugene M. Bullis
                                         Senior Vice President and Chief
                                         Financial Officer
                                         Physicians Quality Care, Inc.

                                   EXHIBIT A


     The Chief Medical Officer of Physicians Quality Care, Inc. shall report to the Chief Executive Officer and the Board of Directors. The Chief Medical Officer shall have such duties as are set out in the bylaws of Physicians Quality Care, Inc. and as delegated from time to time by the Chief Executive Officer. Additionally, the Chief Medical Officer shall have those duties set out in the bylaws of Medical Care Partners, PC for so long as he serves as President of Medical Care Partners, PC. Finally, the Chief Medical Officer shall also practice medicine in accordance with his Physician Employment Agreement with Medical Care Partners, PC.